UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 27, 2018
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Triple-S Management Corporation (the “Company”) was held on April 27, 2018 (the “Annual Meeting”). The matters that were voted upon at the Annual Meeting described in the Company’s definitive proxy statement, and the number of votes cast for or against each matter, as well as the number of abstentions and broker non-votes as to each matter, where applicable, is set forth below. Each proposal was approved by the shareholders.

Proposal 1 — Election of directors

The four nominees named in the definitive proxy statement were elected to serve as directors for the terms described below or until his/her successor is duly elected or qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Luis A. Clavell-Rodríguez	16,573,621	596,420	24,790	823,177
Joseph A. Frick	17,100,727	67,300	26,804	823,177
Gail B. Marcus	17,100,665	67,228	26,938	823,177
Roberto García-Rodríguez	17,126,485	41,408	26,938	823,177

Proposal 2 — Ratification of the selection of the independent registered public accounting firm

The shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
17,962,906	47,842	7,260	0

Proposal 3 — Advisory vote on the compensation of our named executive officers

The shareholders voted to approve the compensation of the Company’s named executive officers listed in the definitive proxy statement for the Annual Meeting.  The shareholder vote is advisory and non-binding. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
17,094,845	79,516	20,470	823,177

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: May 2, 2018	By:	/s/ Roberto García-Rodríguez
Name: Roberto García-Rodríguez
Title: President and Chief Executive Officer